EXHIBIT 32.1

                     CERTIFICATION OF DISCLOSURE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of eTotalSource, Inc. (the "Company") on Form 10-QSB for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"). I, Terry L. Eilers, President, Chief Executive Officer, and a director of the Company, certify, pursuant to 18 USC section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

      (1) I am the certifying Officer and I have reviewed the report being filed;

      (2) Based on my knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

      (3) Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of, and for, the periods presented in the report.

      (4) I and the other certifying officers are responsible for establishing and maintaining disclosure controls and procedures (as such term is defined in paragraph (c) of this section) for the issuer and have:

           i. Designed such disclosure controls and procedures to ensure that material information relating to the issuer, including its consolidated subsidiaries, is made know to them by others within those entities, particularly during the period in which the periodic reports are being prepared;

           ii. Evaluated the effectiveness of the issuer's disclosure controls and procedures as of a date within 90 days prior to the filing date of the report ("Evaluation Date"); and

           iii. Presented   in   the   report   their   conclusions   about  the
      effectiveness of the disclosure controls and procedures based on their evaluation as of the Evaluation Date;

      (5) I and the other certifying officers have disclosed, based on their most recent evaluation, to the issuer's auditors and the audit committee of the Board of Directors (or persons fulfilling the equivalent function);

           i. All significant deficiencies in the design or operation of internal controls which could adversely affect the issuer's ability to record, process, summarize and report financial data and have identified for the issuer's auditors any material weaknesses in internal controls; and

           ii. Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

      (6) I and the other certifying officers have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their most recent evaluation, including any corrective actions with regard to significant efficiencies and material weaknesses.

November 15, 2004                       By:  /s/ Terry L. Eilers
                                           ------------------------
                                             Terry L. Eilers, President, Chief
                                             Executive Officer, and Director


A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to eTotalSource, Inc. and will be retained by eTotalSource, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.